Exhibit (h)(1)(xxxi)

EXECUTION VERSION

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to Transfer Agency and Service Agreement (this “Amendment”), effective as of December 30, 2022, is made by and between Matthews International Funds d/b/a Matthews Asia Funds, a Delaware statutory trust (the “Trust”) and the Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY Mellon,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transfer Agency and Service Agreement, dated as of July 1, 2022, as amended from time to time, by and between the Trust and BNY Mellon (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein BNY Mellon agreed to act as the transfer agent and dividend disbursing agent for certain series of the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of one separate series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	The addition of the Matthews Emerging Markets ex China Active ETF, as set forth on the attached amended Appendix A.

2.	The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Appendix A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

THE BANK OF NEW YORK MELLON		MATTHEWS INTERNATIONAL FUNDS d/b/a MATTHEWS ASIA FUNDS

By:	/s/ Nicole Fouron	By:	/s/ John P. McGowan
Name: Nicole Fouron		Name: John P. McGowan
Title: Managing Director		Title: Vice President and Secretary
Date: 12-20-22		Date: December 20, 2022

EXECUTION VERSION

Appendix A

Series of Matthews International Funds, d/b/a Matthews Asia Funds

Matthews Emerging Markets Equity Active ETF

Matthews Asia Innovators Active ETF

Matthews China Active ETF

Matthews Emerging Markets ex China Active ETF